Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FOR GOLD RESOURCE CORPORATION

On December 31, 2020, Gold Resource Corporation (the “Company” or “GRC”) completed its previously announced spin-off (the “Spin-Off”) of its wholly-owned subsidiary, Fortitude Gold Corporation and its subsidiaries (“FGC”), into a separate, public company. The Spin-Off was approved by the GRC’s Board of Directors on December 17, 2020 and was effected by the distribution of all of the outstanding shares of FGC common stock to the Company’s shareholders (the “Distribution”). The Company’s shareholders of record as of the close of business on December 28, 2020 (the “Record Date”) received one share of FGC common stock for every 3.5 shares of the Company’s common stock held as of the Record Date. The Company issued fractional shares of FGC common stock in the Distribution except in certain instances where fractional shares were not permissible and in such case, shareholders received cash in lieu of fractional shares.

As a result of the Distribution, FGC is now an independent company that is working on developing a trading market for its stock. FGC has applied to quote its shares of common stock on the OTCQB platform maintained by the OTC Markets Group. GRC continues to be listed on the New York Stock Exchange under the symbol "GORO".

The following unaudited pro forma condensed consolidated financial statements set forth below have been derived from the historical annual and interim financial statements of GRC, including GRC’s unaudited condensed consolidated balance sheet as of September 30, 2020 and unaudited consolidated statement of operations for the nine months ended September 30, 2020, which are included in GRC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 2, 2020 (the “GRC September 2020 10-Q”), and GRC’s audited consolidated statement of operations for the years ended December 31, 2019, 2018 and 2017, which is included in GRC’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 3, 2020 (the “GRC 2019 10-K”).   The unaudited pro forma consolidated financial statements should be read in conjunction with GRC’s historical financial statements, accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the GRC September 2020 10-Q and the GRC 2019 10-K.

The adjustments within the “Separation of FGC” column in the unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet for these periods were prepared in accordance with Accounting Standards Codification ("ASC") 205-20, "Discontinued Operations." Amounts reported within Separation of FGC reflect the results of FGC, adjusted to include costs directly attributable to FGC and to exclude general corporate overhead costs not directly attributable to FGC. The adjustments within the " Separation of FGC" column in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 reflect certain assets and liabilities transferred between GRC and FGC pursuant to the separation and distribution agreement, including $6.8 million cash and cash equivalents to be retained by FGC. Beginning in the fourth quarter of 2020, FGC’s historical financial results, excluding corporate overhead costs, for the reporting periods prior to the distribution date will be reflected in GRC’s consolidated financial statements as discontinued operations.

The pro form adjustments for Spin-Off reflect pro forma events that are (a) directly attributable to the separation and distribution transaction; and are (b) factually supportable. The pro forma adjustments to reflect the separation and distribution include:

●	Cash payments specifically related to the separation and distribution transaction;
●	The recognition of compensation expense in December 2020, in contemplation of the Spin-Off, related to the vesting of restricted stock and stock option awards previously granted to GRC’s Chief Executive Officer and Nevada employees, and issuance of new restricted stock awards granted to GRC’s Chief Executive Officer and employees, and the repricing of stock option awards previously granted to GRC’s Chief Executive Officer and employees, and a total of approximately $0.5 million in cash paid to GRC’s Chief Executive Officer to settle GRC’s employment agreement; and

●	Tax-related adjustments arising from the separation and distribution transaction.

In the opinion of GRC’s management, the unaudited pro forma consolidated financial statements reflect adjustments necessary to present fairly GRC’s pro forma results and financial position as of and for the periods indicated. The Spin-Off Adjustments reflected in the unaudited pro forma consolidated financial statements are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and directly attributable to FGC’s separation from GRC. These unaudited pro forma condensed consolidated financial statements, which were prepared in accordance with Article 11 of Regulation S-X, are for illustrative and informational purposes only and do not represent what the financial position or results of operations of GRC would have been had the separation and distribution transaction occurred on the dates indicated above, and do not purport to estimate, and should not be considered representative of, the future financial position or results of operations of GRC.

Gold Resource Corporation

Unaudited Condensed Consolidated Balance Sheet

As of September 30, 2020

(U.S. dollars in thousands, except share and per share amounts)

	GRC	Separation of	Pro Forma Adjustments		Pro Forma GRC
	Historical(a)	FGC(b)	for Spin-Off		Continuing Operations
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,313	$(6,824)	$(10,500)	(c)	$13,989
Gold and silver rounds/bullion	5,241	-	-		5,241
Accounts receivable, net	4,777	(1,599)	-		3,178
Inventories, net	26,977	(16,993)	-		9,984
Prepaid taxes	-	-	-		-
Prepaid expenses and other current assets	2,168	(336)	-		1,832
Total current assets	70,476	(25,752)	(10,500)		34,224
Property, plant and mine development, net	117,409	(57,302)	-		60,107
Operating lease assets, net	1,411	(1,191)	-		220
Deferred tax assets, net	8,617	(735)	735	(d)	8,617
Other non-current assets	5,550	(5,506)	-		44
Total assets	$203,463	$(90,486)	$(9,765)		$103,212
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable	$11,991	$(4,483)	$-		$7,508
Loans payable, current	840	(840)	-		-
Finance lease liabilities, current	465	(456)	-		9
Operating lease liabilities, current	1,371	(1,191)	-		180
Income taxes payable	876	(675)	-		201
Mining royalty taxes payable, net	1,162	-	-		1,162
Other current liabilities	3,754	(791)	-		2,963
Total current liabilities	20,459	(8,436)	-		12,023
Reclamation and remediation liabilities	6,710	(4,050)	-		2,660
Loans payable, long-term	165	(165)	-		-
Finance lease liabilities, long-term	84	(82)	-		2
Operating lease liabilities, long-term	51	-	-		51
Total liabilities	27,469	(12,733)	-		14,736
Common stock - $0.001 par value, 100,000,000 shares authorized:
71,850,665 shares outstanding at September 30, 2020	72	-	2	(e)	74
Additional paid-in capital	168,114	(82,322)	(8,430)	(e)	77,362
Retained earnings	14,863	4,569	(1,337)	(f)	18,095
Treasury stock at cost, 336,398 shares	(5,884)	-	-		(5,884)
Accumulated other comprehensive loss	(1,171)	-	-		(1,171)
Total shareholders' equity	175,994	(77,753)	(9,765)		88,476
Total liabilities and shareholder's equity	$203,463	$(90,486)	$(9,765)		$103,212

(a)	Historical unaudited amounts as reported by GRC in the GRC September 2020 10-Q.
(b)	Reflects the disposal of FGC’s assets and liabilities as if the Spin-Off had occurred on September 30, 2020.
(c)	The adjustment to cash and cash equivalents reflects the $10.0 million capitalization to FGC from GRC upon the distribution date and cash payout to GRC’s Chief Executive Officer to settle his employment agreement.
(d)	In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction (United States Federal Income Tax) in which the adjustment relates.
(e)	Reflects the impact of the accelerated vesting of restricted stock and stock option awards, issuance of additional restricted stock awards, repricing of stock option awards and, with respect to additional paid-in capital, the $10.0 million capitalization to FGC from GRC.
(f)	Reflects executive compensation expense associated with the accelerated vesting of restricted stock and stock option awards, issuance of additional restricted stock awards, repricing of stock option awards, and the payout of cash amounts, and tax adjustments, as described above.

Gold Resource Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2020

(U.S. dollars in thousands, except share and per share amounts)

	GRC	Separation of	Pro Forma Adjustments		Pro Forma GRC
	Historical(a)	FGC(b)	for Spin-Off		Continuing Operations
	(Unaudited)
Sales, net	$91,389	$(30,284)	$-		$61,105
Mine cost of sales:
Production costs	62,554	(19,698)	-		42,856
Depreciation and amortization	19,694	(6,157)	-		13,537
Reclamation and remediation	136	(17)	-		119
Total mine cost of sales	82,384	(25,872)	-		56,512
Mine gross profit	9,005	(4,412)	-		4,593
Costs and expenses:
General and administrative expenses	7,136	-	2,072	(c)	9,208
Exploration expenses	3,505	(1,373)	-		2,132
Other expense, net	(871)	(172)	-		(1,043)
Total costs and expenses	9,770	(1,545)	2,072		10,297
Income before income taxes	(765)	(2,867)	(2,072)		(5,704)
Provision for income taxes	(833)	(675)	-		(1,508)
Net income (loss)	$68	$(2,192)	$(2,072)		$(4,196)
Net income per common share:
Basic and Diluted	$-				$(0.06)
Weighted average shares outstanding:
Basic	68,896,059		127,068	(d)	69,023,127
Diluted	69,289,349		(266,222)		69,023,127

(a)	Historical unaudited amounts as reported by GRC in the GRC September 2020 10-Q.
(b)	Reflects the disposal of FGC’s operations. Excluded from these amounts are certain general corporate overhead expenses not specifically related to FGC. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of our continuing operations. They are, however, not necessarily indicative of future corporate expenses.
(c)	Reflects the impact of executive compensation expense to settle employment agreement and the accelerated vesting of restricted stock and stock option awards, issuance of additional restricted stock awards, and the repricing of stock option awards.
(d)	Represents the adjustment to the historical weighted average basic and diluted common shares outstanding for the accelerated vesting of outstanding restricted stock awards.

Gold Resource Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2019

(U.S. dollars in thousands, except share and per share amounts)

	GRC	Separation of	Pro Forma Adjustments		Pro Forma GRC
	Historical(a)	FGC(b)	for Spin-Off		Continuing Operations
Sales, net	$135,366	$(15,065)	$-		$120,301
Mine cost of sales:
Production costs	83,340	(10,664)	-		72,676
Depreciation and amortization	22,812	(3,884)	-		18,928
Reclamation and remediation	99	(35)	-		64
Total mine cost of sales	106,251	(14,583)	-		91,668
Mine gross profit	29,115	(482)	-		28,633
Costs and expenses:
General and administrative expenses	9,949	-	-		9,949
Exploration expenses	3,652	(933)	-		2,719
Other expense, net	632	(167)	-		465
Total costs and expenses	14,233	(1,100)	-		13,133
Income before income taxes	14,882	618	-		15,500
Provision for income taxes	9,050	917	(917)	(c)	9,050
Net income	$5,832	$(299)	$917		$6,450
Net income per common share:
Basic and Diluted	$0.09				$0.10
Weighted average shares outstanding:
Basic	63,681,156				63,681,156
Diluted	64,332,990				64,332,990

(a)	Historical amounts as reported by GRC in the GRC December 2019 10-K.
(b)	Reflects the disposal of FGC’s operations. Excluded from these amounts are certain general corporate overhead expenses not specifically related to FGC. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of our continuing operations. They are, however, not necessarily indicative of future corporate expenses.
(c)	In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction (United States Federal Income Tax) in which the adjustment relates.

Gold Resource Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2018

(U.S. dollars in thousands, except share and per share amounts)

	GRC	Separation of	Pro Forma Adjustments		Pro Forma GRC
	Historical(a)	FGC(b)	for Spin-Off		Continuing Operations
Sales, net	$115,308	$-	$-		$115,308
Mine cost of sales:
Production costs	66,672	-	-		66,672
Depreciation and amortization	14,616	-	-		14,616
Reclamation and remediation	330	-	-		330
Total mine cost of sales	81,618	-	-		81,618
Mine gross profit	33,690	-	-		33,690
Costs and expenses:
General and administrative expenses	9,325	-	-		9,325
Exploration expenses	4,703	(2,314)	-		2,389
Other expense, net	3,111	(177)	-		2,934
Total costs and expenses	17,139	(2,491)	-		14,648
Income before income taxes	16,551	2,491	-		19,042
Provision for income taxes	7,263	(94)	94	(c)	7,263
Net income	$9,288	$2,585	$(94)		$11,779
Net income per common share:
Basic and Diluted	$0.16				$0.20
Weighted average shares outstanding:
Basic	57,534,830				57,534,830
Diluted	58,369,666				58,369,666

(a)	Historical amounts as reported by GRC in the GRC December 31, 2019 10-K.
(b)	Reflects the disposal of FGC’s operations. Excluded from these amounts are certain general corporate overhead expenses not specifically related to FGC. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of our continuing operations. They are, however, not necessarily indicative of future corporate expenses.
(c)	In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction (United States Federal Income Tax) in which the adjustment relates.

Gold Resource Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(U.S. dollars in thousands, except share and per share amounts)

	GRC	Separation of	Pro Forma Adjustments	Pro Forma GRC
	Historical(a)	FGC(b)	for Spin-Off	Continuing Operations
Sales, net	$110,156	$-	$-	$110,156
Mine cost of sales:
Production costs	53,436	-	-	53,436
Depreciation and amortization	14,554	-	-	14,554
Reclamation and remediation	51	-	-	51
Total mine cost of sales	68,041	-	-	68,041
Mine gross profit	42,115	-	-	42,115
Costs and expenses:
General and administrative expenses	8,122	-	-	8,122
Exploration expenses	4,349	(2,940)	-	1,409
Other expense, net	1,166	(48)	-	1,118
Total costs and expenses	13,637	(2,988)	-	10,649
Income before income taxes	28,478	2,988	-	31,466
Provision for income taxes	24,328	563	-	24,891
Net income	$4,150	$2,425	$-	$6,575
Net income per common share:
Basic and Diluted	$0.07			$0.12
Weighted average shares outstanding:
Basic	56,854,670			56,854,670
Diluted	57,594,993			57,594,993

(a)	Historical amounts as reported by GRC in the GRC December 31, 2019 10-K.
(b)	Reflects the disposal of FGC’s operations. Excluded from these amounts are certain general corporate overhead expenses not specifically related to FGC. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of our continuing operations. They are, however, not necessarily indicative of future corporate expenses.